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Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the (i) Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-123379) pertaining to the SureWest Communications 2000 Equity Incentive Plan, (ii) Registration Statement (Form S-8 No. 333-42870) pertaining to the SureWest Communications 2000 Equity Incentive Plan and (iii) Registration Statement (Form S-8 No. 333-87222) pertaining to the SureWest KSOP of our reports dated February 26, 2010, with respect to the consolidated financial statements of SureWest Communications, and the effectiveness of internal control over financial reporting of SureWest Communications, in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Sacramento, California
February 26, 2010

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm